Exhibit 99.1

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First GREEN Bancorp, Inc.

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IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on September 28, 2018.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal	For	Against	Abstain
1. To authorize, approve and adopt the Agreement and Plan of Merger dated June 11, 2018 by and among Seacoast Banking Corporation of Florida ("Seacoast"), Seacoast National Bank, First Green Bancorp, Inc. ("First Green"), and First Green Bank, pursuant to which First Green will merge with and into Seacoast on and subject to the terms and conditions contained therein.	☐	☐	☐
2. To approve a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement described in Item 1 above.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears on stock certificate(s) and/or on First Green's book-entry system. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.
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Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

First GREEN Bancorp, Inc.

REVOCABLE PROXY — FIRST GREEN BANCORP, INC.

18251 US Hwy 441, Mount Dora, FL 32757

This Proxy is solicited on behalf of the Board of Directors of First Green Bancorp, Inc., a Florida corporation ("First Green"), for use at the Special Meeting of Shareholders of First Green to be held on October 1, 2018, at 8:00 a.m. at 18251 US Hwy 441, Mount Dora, Florida 32757, and at any postponements or adjournments thereof (the "Special Meeting").

The undersigned, being a holder of common stock of First Green, hereby appoints Kenneth E. LaRoe and Keith Costello, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Special Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present.

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to First Green, prior to the date of the Special Meeting, or by attendance at the Special Meeting and voting in person.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.